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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement Form S-3 No. 33-52415 and related Prospectus of Capstead Mortgage Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 24, 1994, with respect to the consolidated financial statements and schedules of Capstead Mortgage Corporation included in its Annual Report (Form 10-K) as amended by amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          Ernst & Young

Dallas, Texas

May 4, 1994